Exhibit 5.1

January 28, 2022

Standard Lithium Ltd.

Suite 110, 375 Water Street

Vancouver, BC

V6B 5C6

Dear Madams/Sirs:

Re:	Standard Lithium Ltd.’s Form S-8 Registration Statement

We have acted as Canadian counsel for counsel to Standard Lithium Ltd., a Corporation incorporated under the federal laws of Canada (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) to be filed with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to 16,138,800 common shares of the Company, to be issued pursuant to, or issued upon the exercise of options or vesting of share units granted pursuant to, the Company’s Rolling “2021” Stock Option Plan, dated December 3, 2021 (the “Stock Option Plan”) and the Company’s Long Term Incentive Plan, dated January 18, 2021 (the “Incentive Plan”) (all such shares, options, and share units are referred to herein as the “Shares”, “Options,” and “Units” respectively).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related prospectuses, other than as expressly stated herein with respect to the issue of the Shares.

In so acting, we have reviewed such matters of law and examined original, certified, conformed or photographic copies of such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such review, we have assumed the genuineness of signatures on all documents submitted to me as originals, the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies, and the legal capacity of all natural persons. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials.

For purposes of this opinion, we have assumed the following:

(1)

the Shares that may be issued pursuant to the Stock Option Plan or Incentive Plan, upon exercise of the Options granted pursuant to the Stock Option Plan, or upon the vesting of Units granted pursuant to the Incentive Plan, as the case may be, will continue to be duly authorized on the dates of such issuance; and

(2)

on the date on which any Option is exercised or any Unit vests, such Option or Unit, as the case may be, will have been duly executed, issued and delivered by the Company and will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

January 28, 2022

The opinions expressed herein are limited in all respects to the federal laws of the Canada and laws of the Province of British Columbia, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

(1)	The Shares are duly authorized;

(2)

When the Shares are issued pursuant to the Stock Option Plan or upon exercise of the Options granted pursuant to the Stock Option Plan against payment therefor, as provided in the Stock Option Plan, as the case may be, such Shares will be validly issued, fully paid and non-assessable; and

(3)

When the Shares are issued pursuant to the Incentive Plan or upon the vesting of the Units granted pursuant to the Incentive Plan, as the case may be, such Shares will be validly issued, fully paid and non-assessable.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention, or changes in law that occur, that could affect the opinions contained herein. This opinion is provided for use solely in connection with the filing of the Registration Statement and may not be furnished to or relied upon by any person or entity for any other purpose without our prior written consent.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Yours truly,

(Signed) “Cassels Brock & Blackwell LLP”

Cassels Brock & Blackwell LLP